POWER OF ATTORNEY

We, the undersigned Trustees and officer of RS INVESTMENT TRUST (the “Trust”), hereby severally constitute and appoint Terry R. Otton and Benjamin L. Douglas, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our name and in the capacities indicated below, the Registration Statement on Form N-14, relating to the proposed reorganization of Oak Value Fund, a series of Oak Value Trust, into RS Capital Appreciation Fund, a series of the Trust, and any and all amendments (including pre-effective and post-effective amendments) to said Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, with the securities commissioner of any state, or with other regulatory authorities, granting unto them, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

This power of attorney shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Furthermore, the execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney granted by the undersigned.

WITNESS my hand on the date set forth below.

Signature	Title	Date

/S/ JAMES E. KLESCEWSKI	Treasurer and Principal Financial and Accounting Officer	June 23, 2010
James E. Klescewski

/S/ JUDSON BERGMAN	Trustee	June 23, 2010
Judson Bergman

/S/ KENNETH R. FITZSIMMONS JR.	Trustee	June 23, 2010
Kenneth R. Fitzsimmons, Jr.

/S/ ANNE M. GOGGIN	Trustee	June 23, 2010
Anne M. Goggin

/S/ DENNIS J. MANNING	Trustee	June 23, 2010
Dennis J. Manning

/S/ CHRISTOPHER C. MELVIN	Trustee	June 23, 2010
Christopher C. Melvin

/S/ GLORIA S. NELUND	Trustee	June 23, 2010
Gloria S. Nelund

/S/ JOHN P. ROHAL	Trustee	June 23, 2010
John P. Rohal